Exhibit 99.1
December 16, 2010 Shareholders' Meeting 2010 QUALITY. PERFORMANCE. INNOVATION.

Certain statements made in this presentation are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Among other, statements concerning management's expectations of future financial results, potential business, acquisitions, government agency approvals, additional indications and therapeutic applications for medical devices, as well as their outcomes, clinical efficacy and potential markets are forward looking. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted results. For a discussion of such risks and uncertainties, please refer to the information set forth under "Risk Factors" included in Synergetics USA, Inc.'s Annual Report on Form 10-K for the year ended July 31, 2010 and information contained in subsequent filings with the Securities and Exchange Commission. These forward looking statements are made based upon our current expectations and we undertake no duty to update information provided in this presentation. Safe Harbor Statement

Program

Dave Hable President, CEO

Business Status Update Business Status Update

Drive operational efficiencies to improve the platform's profitabilityLean ManufacturingInventory ReductionSelect OutsourcingElements of Project Restore Ophthalmology: Strategic GrowthRetina Fill gapsExpand offeringExpand into new market segmentsDevelop strategy for ASC dynamicDevelop strategy for emerging marketsOpportunistic acquisitions Neurosurgery - Generate CashLeverage marketing partner's distribution networksFocus development on high margin electrosurgery products Sales Force Productivity Overall Strategy

Sales were down slightly for the fiscal year ended July 31, 2010 with disposables sales up 6.7% and capital sales down 22.1%.Commercial Expenses were down 9.2% primarily due to our transition of our neurosurgery business to marketing partners.Net income from operations increased by 130.6% and earnings per share increased by 114.3%. Cash flow from operations increased from a $492,000 to a positive $7.4 million (excluding one-time events impact) as compared to fiscal 2009.Total interest bearing debt decreased $9.1 million from FYE 2009 to approximately $4.1 million bringing our leverage down to 8.4%.Post Alcon transaction (including payment of taxes), Company has $18.7 million of cash on its balance sheet and has significantly reduced its debt. Financial Highlights Fiscal Year 2010

Sales were flat for the first fiscal quarter ended October 31, 2010 with disposables sales up 6.0% and capital sales down 23.1%.Commercial Expenses were flat at 5.9%.Net income from operations increased by 16.8% and earnings per share increased by 50.0%. Cash flow from operations decreased from $1.6 million to a $220,000 as compared to first quarter of fiscal 2010.Total interest bearing debt decreased $175,000 from first quarter of fiscal 20011 to approximately $3.9 million bringing our leverage down to 7.9%.Post Alcon transaction, Company has $18.5 million of cash on its balance sheet and has significantly reduced its debt. Financial Highlights First Quarter FY 2011

Pam Boone Executive VP, CFO

Financial Overview - Income Statement FY 2010

Financial Overview - Balance Sheet FY 2010 N/M Not Meaningful

Financial Overview - Cash Flow FY 2010 N/M = Not Meaningful

Financial Overview - EPS Reconciliation FY 2010

Financial Overview - Income Statement FY 2011

Financial Overview - Balance Sheet FY 2011 N/M Not Meaningful

Financial Overview - Cash Flow FY 2011 N/M = Not Meaningful

Mike Fanning VP, Sales

Sales Process Video

Jason Stroisch VP, Marketing

Retinal Surgical Procedures Retinal Detachment/Tear: 43% Diabetes Complications: 27% Macular Holes/Membranes: 15% Anterior Segment Complications: 11% Trauma: 5%

Patient Diagnosis PVR (Proliferative Vitreoretinopathy)Most common complication, detachment Growth of cellular tissue (scar tissue)Traction creates further detachments and tears Detached Retina Scar Tissue

Surgical Procedure

Surgical Advantages Synergetics EnhancementDual chandelierTwo forceps instead of oneSpeeds up removal time Synergetics EnhancementDirectional Laser ProbeStraight during insertionCurved to reach far periphery

Surgical Video - Ophthalmology

Surgical Video - Neurosurgery

Kurt Gampp Executive VP, COO

Operations Update Video

December 16, 2010 Shareholders' Meeting 2010 QUALITY. PERFORMANCE. INNOVATION. 3845 Corporate Centre DriveO'Fallon, MO 63368(636) 939-5100www.synergeticsusa.com